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                                                                   EXHIBIT 10.19

                                 TRUST AGREEMENT

          THIS TRUST AGREEMENT (the "Trust Agreement") is entered into as of August 28, 2000, and is effective at 12:01 a.m. local time on August 29, 2000, by and among Clear Channel Communications, Inc., a Texas corporation ("CCC"), Clear Channel Broadcasting, Inc., a Nevada corporation ("CCB"), Clear Channel Broadcasting Licenses, Inc., a Nevada corporation ("CCBL") (CCB and CCBL, collectively, the "Clear Channel Subs" and CCC and the Clear Channel Subs, collectively, "Clear Channel"), AMFM Radio Licenses, L.L.C., a Delaware limited liability company ("AMFM Radio"), AMFM Ohio, Inc., a Delaware corporation ("AMFM Ohio"), Capstar TX Limited Partnership, a Delaware limited partnership ("Capstar TX"), Capstar Radio Operating Company, a Delaware corporation ("Capstar Radio") (AMFM Radio, AMFM Ohio, Capstar TX and Capstar Radio, collectively, the "AMFM Subs" and the AMFM Subs and the Clear Channel Subs, collectively, the "Subs") and Charles E. Giddens (the "Trustee").

                                    RECITALS

     A. Pursuant to the October 2, 1999 Agreement and Plan of Merger among CCC, CCU Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of CCC ("Merger Sub"), and AMFM Inc., a Delaware corporation ("AMFM") (the "Merger Agreement"), Merger Sub is to merge with and into AMFM (the "Merger"). Following the Merger, AMFM will be a wholly-owned subsidiary of CCC, and each of the AMFM Subs will be controlled by CCC.

     B. One or more Subs own the assets and hold the FCC licenses used in the operation of the radio broadcast stations listed in Attachment I to this Agreement, which stations are licensed to certain communities and located in certain areas as set forth in Attachment I.

     C. The stations listed in Attachment I shall be referred to collectively herein as the "Stations".

     D. The Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC (collectively, the "Communications Act"), and/or concerns of the United States Department of Justice ("DOJ"), do not permit the common ownership of all of the radio stations controlled by AMFM and by Clear Channel in the areas served by the Stations (collectively, the "Relevant Areas").

     E. Clear Channel and AMFM (or one or more subsidiaries thereof) have entered or intend to enter into one or more agreements to sell certain radio stations in the Relevant Areas in order to comply with the Communications Act and any requirements of DOJ. In the event that such sales cannot be consummated prior to or contemporaneously with consummation of the Merger, interim acquisition by the Trustee, for the benefit of Clear Channel, of the assets of the Stations would provide an appropriate mechanism to facilitate consummation of the Merger in a manner that complies with the laws and regulations relating to transactions of this type. In the event that Clear Channel decides instead to
(i) request the Trustee to sell the Stations' Assets (defined below) relating to one, some or all of the Stations pursuant to Section 3(e), and the


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Trustee concurs with the decision; or (ii) request the Trustee to reconvey the
Stations' Assets relating to one, some or all of the Stations to Clear Channel pursuant to Section 3(h), then the Trustee agrees to use his best efforts promptly and diligently to apply to the FCC for consent to the assignment of the appropriate Stations' Assets and prosecute such applications.

     Therefore, the parties agree as follows:

                                    AGREEMENT

     1. Creation and Purpose of The CCU/AMFM Trust I. Subject to the terms and conditions hereof, a trust in respect of the Stations' Assets is hereby created and established, to be known as the "The CCU/AMFM Trust I," and the Trustee hereby accepts the trust created hereby and agrees to serve as trustee hereunder. The trust created hereby shall be irrevocable until such time as the Communications Act is satisfied with respect to Clear Channel's ownership of multiple radio broadcast stations in the Relevant Areas.

     2. Assets to be Conveyed; Assumption of Obligations. Upon the effectiveness of this Trust Agreement, the Subs will transfer and convey to Trustee, and Trustee shall acquire from the Subs, all of the assets, real, personal and mixed, tangible and intangible (including the business of the Stations as a going concern), owned or held by the Subs, and used, useful or necessary in the conduct of the business and operation of the Stations, including, but not limited to, the following:

          (a) all of the Subs' right, title and interest in and to the licenses, permits and other authorizations issued by any governmental authority and used, useful or necessary in the conduct of the business and operation of the Stations, including the Stations' call letters, and any applications for such licenses, permits and authorizations;

          (b) all of the Subs' right, title and interest in and to all real property, including leasehold interests and easements, used, useful or necessary in the conduct of the business and the operation of the Stations;

          (c) all equipment, office furniture and fixtures, office materials and supplies, inventory, spare parts, motor vehicles and other tangible personal property of every kind and description, owned, leased or held by the Subs and used, useful or necessary in the conduct of the business and operation of the Stations;

          (d) all cash in the Stations' operating bank accounts;

          (e) all accounts receivable arising out of the operation of the Stations;

          (f) all of the Subs' rights under and interest in all contracts relating to the conduct of the business of the Stations (but excluding any contract or agreement for the sale of the Stations' Assets following termination of the Trust created hereby). In those cases where any necessary consents, assignments, releases and/or waivers necessary for the assignment of such


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contracts have not been obtained at or prior to the date hereof, any assignment of such contracts pursuant hereto, to the extent permitted by law, shall constitute an equitable assignment by the applicable Sub to the Trustee of all of such Sub's rights, benefits, title and interest in and to any such contract, and where necessary or appropriate, the Trustee shall be deemed to be the applicable Sub's agent for the purpose of completing, fulfilling and discharging all of the applicable Sub's rights and liabilities arising from the date hereof under any such contract;

          (g) all programs and programming materials of whatever form or nature owned by the Subs and used or intended for use on or by the Stations;

          (h) all of the Subs' right, title and interest in and to the trademarks, trade names, service marks, franchises, copyrights, including registrations and applications for registration of any of them, jingles, logos, slogans, licenses, permits and privileges owned or held by the Subs and used, useful or necessary in the conduct of the business and operation of the Stations;

          (i) all files, records, books of account, computer programs and software and logs relating to the operation of the Stations, including, without limitation, payable records, receivable records, invoices, statements, traffic material, programming information and studies, technical information and engineering data, news and advertising studies and consultants' reports, ratings reports, marketing and demographic data, sales correspondence, lists of advertisers, promotional materials, credit and sales reports, budgets, financial reports and projections, sales, operating and business plans, filings with the FCC and original executed copies of all written contracts to be assigned hereunder;

          (j) all of the Subs' rights under manufacturers' and vendors' warranties relating to items included in the Stations' Assets (defined below) and all similar rights against third parties relating to items included in the Stations' Assets to the extent contractually assignable; and

          (k) all of the above whether now owned or contracted for by the Subs or hereafter acquired.

The assets to be transferred to Trustee hereunder are hereinafter collectively referred to as the "Stations' Assets."

     The Trustee shall assume and undertake to pay, satisfy or discharge the liabilities, obligations and commitments of the Stations under all of their contracts, including time sales agreements and employment agreements.

     The Trustee shall retain and hold the Stations' Assets, and assume the Stations' obligations, only in accordance with, and subject to the terms and conditions set forth in, this Trust Agreement.

     3. Management and Other Actions by Trustee.


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          (a) During the term of this Trust Agreement, the right to manage and direct the management of the business of the Stations shall be solely vested in the Trustee, subject to the following:

               (i) The Trustee shall conduct the operations of the Stations as a radio broadcaster serving the Relevant Areas served by the Stations in the ordinary course of business consistent with past operations of the Stations. To the extent possible, the Trustee shall maintain the status quo of such operations as currently operating with a view to maximizing the value to be received by Clear Channel consistent with the Trustee's duties as a licensee of the FCC and as a fiduciary of Clear Channel. With respect to so conducting the operations and management of the Stations, Trustee shall provide CCC or its designee with financial reports in form and substance and in such time frames as are consistent with the practices established by Clear Channel for the Stations, together with such other financial information as may be reasonably requested by Clear Channel in order to meet its financial reporting requirements to its accountants, lenders, the SEC and any other authorities of competent jurisdiction. Trustee shall also provide CCC or its designee with monthly budgets and estimates (which shall be prepared in a manner and within such time frames as are consistent with the practices established by Clear Channel for the Stations). Clear Channel shall not use or attempt to use these financial materials to limit or restrict the Trustee's discretion to operate the Stations in the manner described in this subsection;

               (ii) to the extent that the Stations' operations generate cash accumulations in excess of the Stations' actual and projected expenses as determined by the Trustee in his sole discretion ("Excess Cash Flow"), such Excess Cash Flow shall be remitted to Clear Channel from time to time as the Trustee shall determine;

               (iii) to the extent that the Trustee determines in his discretion that management and operation of the Stations consistent with past practice or payment of the charges and other expenses set forth in Section 4(c) hereof requires funds in excess of the ordinary cash flow of the Stations (as diminished by any prior remittance of Excess Cash Flow), the Trustee may request in writing that Clear Channel advance to the Trustee funds in such amount as will make up the deficiency (an "Advance"). Clear Channel shall, within ten days of receipt of such request, provide such Advance to the Trustee in the amount requested. Any Advance shall be repayable from Excess Cash Flow with interest at prime plus one percent. Clear Channel shall not communicate directly or indirectly with the Trustee about, or participate with the Trustee in making, any decision to request an Advance or as to when or how the funds will be used.

               (iv) any employee hired by the Trustee who is not employed at the Stations as of the effective date of this Trust Agreement shall not be a 1% or greater shareholder, director, officer, or employee of Clear Channel or its affiliates, and may not have any business or familial relationship (as defined in the FCC Policy Statement in MM Docket No. 85-218, FCC 86-67 (March 17, 1986)) with Clear Channel or with any 1% or greater shareholder, director, officer, or employee of Clear Channel or its affiliates.


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          (b) The Trustee shall cause any employee hired by him pursuant to
Section 3(a)(iv), and any person previously employed by Clear Channel whom the Trustee elects to retain, to execute and deliver to the Trustee an agreement, in form and substance acceptable to the Trustee, pursuant to which such employee agrees to comply with the rules, regulations and policies of the FCC, including without limitation all rules, regulations and policies governing communications among such employee and Clear Channel or its officers, directors, employees, and affiliates (or any officer, director, or employee of any such affiliate), regarding the Stations and their management and operations.

          (c) No person other than the Trustee or managers designated by the Trustee shall have any authority with respect to the management of the Stations or the Stations' Assets for so long as this Trust Agreement is in effect. The Trustee shall have no beneficial interest in the Stations' Assets.

          (d) Except as expressly provided in this Trust Agreement, the Trustee shall not: incur any debt or guaranty obligation in favor of any other person; engage in any business other than as necessary in the Trustee's reasonable opinion to meet his fiduciary duties with respect to the operation of the Stations as a broadcast licensee serving the Relevant Areas served by the Stations; sell or otherwise transfer, assign or encumber all or any significant Stations' Assets, or enter into any agreement to do so; or enter into any merger, consolidation, or similar transaction or engage in any reclassification or similar transaction.

          (e) Clear Channel shall have the right to request the Trustee to sell the Stations' Assets relating to one, some or all of the Stations to an unaffiliated third party or parties. Within 24 hours of receipt of such a request from Clear Channel, the Trustee shall advise Clear Channel whether he concurs in such a sale. In the event the Trustee so concurs, the Trustee shall have the authority to take all actions necessary or appropriate to effectuate the transfer of title to the Stations' Assets relating to one, some or all of the Stations held by the Trustee pursuant to this Trust Agreement to (and the assumption of the liabilities, obligations and commitments of such Stations by) an unaffiliated third party or parties. In this regard, the Trustee shall enter into appropriate agreements, submit and fully prosecute appropriate applications to the FCC requesting approval to assign the appropriate Stations' Assets, and, following receipt of FCC consent and upon satisfaction of all closing conditions not otherwise waived, transfer the appropriate Stations' Assets to the approved assignee. To facilitate any sale or sales of the Stations' Assets to an unaffiliated third party or parties (a "Sale"), the Trustee may request in writing from Clear Channel such information, representations, warranties, and indemnifications regarding operation of the appropriate Station or Stations as may be needed to effectuate such Sale. During the time that the Trustee is attempting to sell the Stations' Assets relating to one, some or all of the Stations, the Trustee shall file monthly reports with Clear Channel (or more frequent reports, as the Trustee shall deem appropriate) setting forth the Trustee's efforts to sell such Stations' Assets. Within three (3) days following execution of a binding agreement for a Sale, the Trustee shall notify Clear Channel of the proposed Sale and provide Clear Channel with details of the proposed transaction. Notwithstanding any other provision of this Trust Agreement, Clear Channel shall have the right, with respect to any Sale: (i) to require that the entire purchase price be paid at the closing of such Sale; (ii) to require that


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all Stations' Assets relating to one, some or all of the Stations be sold together to a single purchaser and that such purchaser assume all of the liabilities, obligations and commitments relating to such Stations' Assets arising and accruing after the closing of such Sale; (iii) to establish a minimum purchase price for the Sale or an acceptable exchange of Stations' Assets for other assets; (iv) to require that any Sale include terms and conditions that are customary in the sale or exchange of assets of radio stations, including escrow arrangements, representations, covenants, indemnities, remedies and termination provisions; (v) to establish a date by which such Sale must be consummated; and (vi) to retain investment bankers to assist in locating buyers for the Stations' Assets relating to any Station or Stations; provided, however, that the Trustee shall be free to accept or reject any advice offered by such investment bankers and shall be privy to any instructions that Clear Channel may give to the investment bankers. Notwithstanding any other provision of this Trust Agreement, Clear Channel shall have the right, at any time prior to consummation of a Sale, to withdraw its request that the Trustee sell the Stations' Assets relating to such Station or Stations, subject to the independent concurrence of the Trustee with such withdrawal; provided, however, that the Trustee shall be indemnified in accordance with this Trust Agreement for any damages incurred by the Trustee as a result of such withdrawal.

          (f) If prior to the execution of this Trust Agreement, Clear Channel has entered into a binding agreement for a Sale (or Sales) of the Stations' Assets relating to one, some or all of the Stations to a third party, and Clear Channel so notifies the Trustee in writing and provides the Trustee with a copy of such binding agreement, then the Trustee, acting for the benefit of Clear Channel, shall sell such Stations' Assets as soon as practicable to such third party consistent with the terms of the binding agreement.

          (g) Unless the Trustee does not concur in a request described in
Section 3(e) above, the Trustee shall use his best efforts promptly and diligently to facilitate a Sale in accordance with Section 3(e) or 3(f).

          (h) In connection with a change in the Communications Act or the disposition of a sufficient number of radio stations in one or more of the Relevant Areas or otherwise, such that attribution of a particular Station or Stations to Clear Channel would be permitted by the FCC, Clear Channel may request the Trustee to reassign and retransfer the Stations' Assets relating to a particular Station or Stations to Clear Channel or any direct or indirect subsidiary of Clear Channel. Upon such request, the Trustee and Clear Channel, to the extent necessary, shall submit and fully prosecute appropriate applications to the FCC requesting approval to assign the licenses relating to such Station or Stations to Clear Channel or such subsidiary, and, following receipt of FCC consent, the Trustee shall transfer the Stations' Assets relating to such Station or Stations, and the liabilities, obligations and commitments relating to such Stations' Assets, to the approved assignee.

          (i) The Trustee shall have any and all such further powers and shall take such further actions (including, but not limited to, taking legal action) as may be necessary to fulfill the Trustee's obligations under this Trust Agreement.


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     4. Concerning the Trustee.

          (a) Subject to the provisions of this Trust Agreement, The CCU/AMFM Trust I created hereby and the operations of the Stations shall be managed by the Trustee, who shall comply in all material respects with the Communications Act.

          (b) The Trustee shall be entitled to receive compensation for his services hereunder as provided in the March 24, 2000 Engagement and Assignment Agreement among the parties hereto and other parties (the "Engagement Agreement"). The fee received by the Trustee pursuant to the first sentence of paragraph 6 of the Engagement Agreement shall be credited toward any amounts otherwise due hereunder, beginning with the initial invoice rendered pursuant to this Section 4(b). The Trustee agrees that in return for such compensation, he will devote such time to The CCU/AMFM Trust I as is necessary in the proper exercise of his fiduciary duties hereunder. Payment of the Trustee's monthly compensation shall be made by Clear Channel within 20 days after receipt of appropriately detailed invoices therefor. Such invoices shall be rendered on a monthly basis and upon the termination of this Trust Agreement under any of the provisions of Section 5 hereof.

          (c) The Trustee is expressly authorized to incur and pay, from the Stations' Assets held in trust, all reasonable charges and other expenses which the Trustee deems necessary and proper in the performance of his duties under this Trust Agreement, including fees and charges for legal counsel of his choosing and the cost of any necessary secretarial staff. Clear Channel hereby agrees to reimburse and to indemnify the Trustee against all claims, costs of defense of claims, expenses, and liabilities (including reasonable attorneys' fees, disbursements and taxes related to the CCU/AMFM Trust I, the Stations or the Stations' Assets other than taxes of the Trustee individually calculated on amounts paid hereunder) related to the CCU/AMFM Trust I, the Stations and the Stations' Assets incurred by the Trustee in connection with the performance of his duties under this Trust Agreement, except those incurred as a result of the Trustee's gross negligence, intentional wrongful action or willful misconduct. Payments to the Trustee pursuant to this Section 4(c) shall be made within 20 days of submission by the Trustee of an invoice or bill therefor, plus appropriate supporting documentation. The obligations of Clear Channel to the Trustee under this Section 4(c) shall survive the resignation, incapacity to act, death or insolvency of the Trustee and the termination or revocation of this Trust Agreement.

          (d) The Trustee shall be free from liability in acting upon any paper, document or signature believed by the Trustee to be genuine and to have been signed by the proper party. The Trustee shall not be liable for any error of judgment in any act done or omitted, or for any mistake of fact or law, or for anything which the Trustee may do or refrain from doing in good faith except for intentional wrongful actions or gross negligence. The Trustee may consult with legal counsel of his own choosing and any action under this Trust Agreement taken or suffered in good faith by the Trustee and in accordance with the opinion of the Trustee's counsel (if such opinion shall have been obtained by Trustee) shall be conclusive on the parties to this Trust Agreement, and the Trustee shall be fully protected and be subject to no liability in respect thereto.


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          (e) Subject to Section 4(c) hereof, the rights and duties of the
Trustee hereunder shall terminate upon the Trustee's incapacity to act, death or insolvency, and no interest in any of the Stations' Assets directly or indirectly held by the Trustee nor any of the rights and duties of a deceased or insolvent Trustee may be transferred by will, devise, succession or in any manner except as provided in this Trust Agreement. The heirs, administrators, executors or other representatives of an incapacitated, deceased or insolvent Trustee shall, however, have the right and duty to convey, subject to receipt of any necessary FCC approval, any Stations' Assets held by the Trustee to one or more successor Trustees designated by Clear Channel pursuant to Section 4(g) below.

          (f) The Trustee may resign by giving not less than 60 days' advance written notice of resignation to Clear Channel, provided that a successor Trustee has been appointed, such appointment has received all necessary approval from the FCC, and any order granting such approval has become a final order with respect to which no action, request for stay, petition for hearing or reconsideration, or appeal has been timely filed and is pending, and as to which the time for filing any such request, petition or appeal has expired. Clear Channel shall cooperate fully by prompt appointment of a successor Trustee and shall not unreasonably interfere with or delay the effectiveness of such resignation.

          (g) In the event of such resignation, incapacity to act, death or insolvency of the Trustee, he shall be succeeded, subject to such prior approval of the FCC as may be required, by a successor Trustee chosen by Clear Channel. Any successor Trustee shall succeed to all of the rights and obligations of the Trustee replaced hereunder upon execution by such successor Trustee of a counterpart of this Trust Agreement.

          (h) The Trustee and any successor Trustee designated pursuant to paragraphs (f) and (g) of this Section 4 shall not be a 1% or greater shareholder, officer, employee, director, or affiliate of Clear Channel, and may not have any business or familial relationship (as defined in the FCC Policy Statement in MM Docket No. 85-218, FCC 86-67 (March 17, 1986)) with any officer, employee, director, or 1% or greater shareholder or affiliate of Clear Channel, nor shall the Trustee or any successor Trustee serve as an officer, employee, or director of Clear Channel, its affiliates, or its successor companies following any assignment specified in Section 3(e), Section 3(f) or Section 3(h).

          (i) It is understood and agreed by the parties that the Trustee's principal business is as a media broker, which is separate from his duties as Trustee, and the parties hereto have no intention of interfering in any manner with the Trustee's media brokerage business. Thus, the Trustee may conduct his activities with respect to Media Venture Partners, Inc. ("MVP"), unhindered by this Trust Agreement and the Engagement Agreement. Nothing contained herein shall prohibit or restrict Trustee as a principal of MVP or MVP from acting as a broker, finder, consultant, or receiving compensation of any kind in connection with the transfer of ownership (by assignment of license or transfer of control of an existing entity) of any broadcast property in which Clear Channel or an affiliate of Clear Channel is involved as buyer. Subject to the provisions of
Section 4(f) hereof, in the event MVP should be considered as a


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broker for the sale of a broadcast property or properties in which Clear Channel or an affiliate of Clear Channel is involved as a seller, the Trustee reserves the right to resign as Trustee, and thereafter, the Trustee may participate in the sale as a broker, finder, and/or consultant, and may receive compensation of any kind as if this Trust Agreement and the Engagement Agreement had never existed.

     5. Termination of Trust Agreement; Distribution of Proceeds of Sale of Assets.

          (a) Subject to such FCC approval as may be required, and following the receipt of such FCC approval, this Trust Agreement and The CCU/AMFM Trust I created hereby shall terminate as to a Station or Stations, as the case may be, upon the first to occur of the following: (i) the assignment of such Stations' Assets as contemplated by Section 3(e) or Section 3(f) of this Trust Agreement; or (ii) the retransfer of such Stations' Assets to Clear Channel or one or more Clear Channel subsidiaries as contemplated by Section 3(h) of this Agreement.

          (b) Upon the termination of this Trust Agreement pursuant to Section 5(a)(i) hereof as to a Station or Stations, as the case may be, and consistent with the requirements of the FCC, the Trustee shall deliver to the assignee(s) those Stations' Assets contemplated by the assignment transaction that has been approved by the FCC. In the case of a Sale of all or substantially all of the Stations' Assets to an unaffiliated third party or parties pursuant to Section 3(e) or 3(f) of this Trust Agreement, the Trustee shall receive the money, securities, rights or property which are distributed or are distributable in respect of the Stations' Assets, and, after paying (or reserving for payment thereof) any expenses or liability incurred pursuant to this Trust Agreement, shall distribute or cause the distribution of such money, securities, rights or property to Clear Channel or its designee.

          (c) Upon termination of this Trust Agreement pursuant to Section 5(a)(ii) hereof as to a Station or Stations, as the case may be, and consistent with the requirements of the FCC, the Trustee shall, after paying (or reserving for payment thereof) any expenses or liability incurred pursuant to this Trust Agreement, deliver to CCC or the appropriate Clear Channel subsidiary or subsidiaries those Stations' Assets contemplated by the assignment transaction that has been approved by the FCC.


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          (d) Upon completion of the deliveries and distributions set forth in
Section 5(b) or Section 5(c), as the case may be, with respect to all of the Stations' Assets, the Trustee shall deliver all other property held by the Trustee pursuant to this Trust Agreement to Clear Channel or its designee, and, subject to Section 4(c) hereof, the rights and duties of the Trustee hereunder shall terminate.

     6. Communications.

          (a) The Trustee may communicate with and provide reports (including specifically the financial reports provided for in Section 3(a)(i)) to Clear Channel concerning the implementation of The CCU/AMFM Trust I, but not concerning the management and operations of the Stations except as provided in
Section 3(a)(i) above.

          (b) The Trustee may engage in the communications contemplated by
Section 3(e), Section 3(f) and Section 3(h) hereof to facilitate a Sale of Stations' Assets to an unaffiliated third party (or parties) or a retransfer of Stations' Assets to Clear Channel or subsidiaries thereof.

          (c) Neither Clear Channel nor any of its officers, directors, employees, shareholders or affiliates (or any officer, director, employee or shareholder of any such affiliate) shall communicate with the Trustee regarding the operation or management of the Stations. Clear Channel may communicate with the Trustee as provided in Section 3(e), Section 3(f) and Section 3(h) hereof, and concerning the mechanics of implementing any Sale or retransfer of the Stations' Assets relating to one, some or all of the Stations. Existing programming contracts between the Stations and Clear Channel or any affiliate of Clear Channel for programming broadcast by the Stations may continue in force until their termination or may be renewed if renewal on the same terms is automatic upon notification. Ministerial written communications in connection with existing contracts may continue.

          (d) Any communications permitted by Section 6(a), 6(b) or 6(c) shall be evidenced in writing, and shall be retained by the Trustee for inspection upon request by the FCC.

          (e) All notices and other communications given under this Trust Agreement shall be deemed to have been duly given when delivered in person or by overnight express, mailed by first-class, registered or certified mail, postage prepaid, or transmitted by facsimile and addressed to the parties as follows:


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                           (i)      If to Clear Channel:

                                    Clear Channel Broadcasting, Inc.
                                    Clear Channel Broadcasting Licenses, Inc.
                                    Clear Channel Communications, Inc.
                                    200 Concord Plaza, Suite 600
                                    San Antonio, Texas 78216
                                    Facsimile: (210) 822-2299
                                    Attention: Mark P. Mays, Kenneth E. Wyker

                                    With a copy to:

                                    Wiley, Rein & Fielding
                                    1776 K Street, N.W.
                                    Washington, D.C. 20006
                                    Facsimile: (202) 719-7049
                                    Attention: Richard J. Bodorff, Esq.

                           (ii)     If to the Trustee:

                                    Charles E. Giddens
                                    8889 Pelican Bay Boulevard
                                    Fifth Floor
                                    Naples, Florida 34108
                                    Facsimile: (941) 514-3376

                                    With a copy to:

                                    Smithwick & Belendiuk, P.C.
                                    5028 Wisconsin Avenue, N.W., Suite 301
                                    Washington, D.C. 20016
                                    Facsimile: (202) 363-4266
                                    Attention: Gary S. Smithwick, Esq.

or to such other address as any of them by written notice to the others may from time to time designate. Each notice or other communication which shall be delivered, mailed or transmitted in the manner described above shall be deemed sufficiently received for all purposes at such time as it is delivered to the addressee (with any return receipt or delivery receipt being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation, but in the case of a facsimile, only if a hard copy is also sent by overnight courier.

     7. Miscellaneous

          (a) This Trust Agreement, together with the Engagement Agreement, constitute the entire agreement between the parties hereto and thereto with respect to the subject


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matter hereof and thereof and supersede all prior oral or other written agreements, commitments or understandings with respect to the matters provided for herein and therein. This Trust Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by each of the parties hereto. Substantial changes in this Trust Agreement may be made only as required or approved by FCC order. A copy of any insubstantial change shall be filed by the Trustee with the FCC within ten days following the execution thereof, with copies to the appropriate divisions and bureaus of the FCC.

          (b) This Trust Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns. Subject to Section 4(g) hereof, this Trust Agreement shall not be assignable by either party, provided, however, that Clear Channel may freely assign its rights and obligations hereunder without Trustee's prior written consent to any person or entity that owns or controls, is owned or controlled by, or is under common control with, Clear Channel.

          (c) If any part of any provision of this Trust Agreement or any other agreement, document or writing given pursuant to or in connection with this Trust Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining part of said provision or the remaining provisions of this Trust Agreement.

          (d) The headings of the sections of this Trust Agreement are inserted for convenience of reference only and do not form a part or affect the meaning hereof.

          (e) This Trust Agreement, the rights and obligations of the parties hereto, and any claims and disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (not including the choice of law rules thereof).

          (f) This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

          (g) It is the intention of the parties hereto that the CCU/AMFM Trust I shall be disregarded as an entity separate from Clear Channel and the Subs for federal income tax purposes, and that all of its assets shall be treated for tax purposes as directly owned by Clear Channel or one of the Subs, as appropriate, and any successor thereto by merger or otherwise. The parties hereto agree that all relevant federal income tax reporting shall be consistent with the foregoing.

     8. Compliance With Consent Decree. Notwithstanding any other provision of this Trust Agreement, the Trustee and all other parties hereto agree to comply with the terms of any consent decree entered into by Clear Channel and/or AMFM with DOJ (a "Consent Decree"), including, without limitation, divestiture of one or more Stations within any period of time and in the manner specified therein. Should any term, provision or condition of this Trust Agreement conflict in any respect with any term, provision or condition of a Consent Decree, the Consent Decree shall be controlling.

                            [SIGNATURE PAGE FOLLOWS]

                      [SIGNATURE PAGE FOR TRUST AGREEMENT]


     IN WITNESS WHEREOF, the parties hereto have duly executed this Trust Agreement as of the date and year first written above.

                                  CLEAR CHANNEL BROADCASTING, INC.


                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                  CLEAR CHANNEL BROADCASTING
                                  LICENSES, INC.


                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                  CLEAR CHANNEL COMMUNICATIONS, INC.


                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                  AMFM RADIO LICENSES, L.L.C.


                                  By:
                                         ---------------------------------------
                                  Name:  William S. Banowsky, Jr.
                                  Title: Executive Vice President

                                  AMFM OHIO, INC.


                                  By:
                                         ---------------------------------------
                                  Name:  William S. Banowsky, Jr.
                                  Title: Executive Vice President

                                  CAPSTAR TX LIMITED PARTNERSHIP


                                  By:
                                         ---------------------------------------
                                  Name:  William S. Banowsky, Jr.
                                  Title: Executive Vice President, Capstar Radio
                                         Operating Company, Its General Partner

                                  CAPSTAR RADIO OPERATING COMPANY


                                  By:
                                         ---------------------------------------
                                  Name:  William S. Banowsky, Jr.
                                  Title: Executive Vice President

                                  CHARLES E. GIDDENS


                                  --------------------------------
                                  (Trustee)

                                  ATTACHMENT I

                                    STATIONS


Station           Community of License               Area
-------           --------------------               ----
WEEX(AM)          Easton, Pennsylvania               Allentown-Bethlehem, Pennsylvania
WODE-FM           Easton, Pennsylvania               Allentown-Bethlehem, Pennsylvania
KVOD(AM)          Denver, Colorado                   Denver, Colorado
WNCE-FM           Palmyra, Pennsylvania              Harrisburg, Pennsylvania
WNNK-FM           Harrisburg, Pennsylvania           Harrisburg, Pennsylvania
WTCY(AM)          Harrisburg, Pennsylvania           Harrisburg, Pennsylvania
WTPA(FM)          Mechanicsburg, Pennsylvania        Harrisburg, Pennsylvania
KJOJ(AM)          Conroe, Texas                      Houston, Texas
KJOJ-FM           Freeport, Texas                    Houston, Texas
KQUE(AM)          Houston, Texas                     Houston, Texas
KSEV(AM)          Tomball, Texas                     Houston, Texas
KTJM(FM)          Port Arthur, Texas                 Houston, Texas
WMEZ(FM)          Pensacola, Florida                 Pensacola, Florida
WXBM-FM           Milton, Florida                    Pensacola, Florida